Exhibit 10.1

Sow Good Inc.

AMENDMENT AGREEMENT

dated February 18, 2026

relating to the

SECURITIES PURCHASE AGREEMENT

dated December 31, 2025

AMENDMENT RELATING TO THE SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT (this “Agreement”), dated February 18, 2026, relating to the Securities Purchase Agreement, dated December 31, 2026 (as amended, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”), by and among Sow Good Inc., a Delaware corporation (the “Company”), and Mr. David Lazar, an Israeli and E.U. citizen residing in Panama (the “Purchaser”).

PRELIMINARY STATEMENT

WHEREAS the parties hereto have entered into the Securities Purchase Agreement;

WHEREAS, the Company and the Purchaser wish to amend the Securities Purchase Agreement as set forth herein;

WHEREAS, pursuant to Section 5.4 of the Securities Purchase Agreement, the Company and the Purchaser may amend the Securities Purchase Agreement through a written instrument signed by the Company and the Purchaser;

WHEREAS, the execution and delivery of this Agreement have been duly authorized and all conditions and requirements (if any) necessary to make this Agreement valid and binding have been duly performed and complied with.

NOW, THEREFORE, in consideration of the provisions, covenants and the mutual agreements herein contained, the parties hereto agree as follows:

Article I
DEFINITIONS

Section 1.01 Incorporation. Unless otherwise defined herein, all capitalized terms used herein (including in the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Securities Purchase Agreement.

Article II
AMENDMENTS

Section 2.01 Replacement of Series AAA Certificate of Designations. The Certificate of Designations set forth in Exhibit B to the Securities Purchase Agreement is hereby removed and replaced in its entirety with the Certificate of Designations in the form of Annex A hereto.

Article III
GENERAL

Section 3.01 Effect on the Securities Purchase Agreement. Upon the date hereof (i) the Securities Purchase Agreement shall be amended in accordance herewith, (ii) this Agreement shall form part of the Securities Purchase Agreement for all purposes and (iii) the parties shall be bound by the Securities Purchase Agreement, as so amended. Except as expressly set forth or contemplated in this Agreement, the terms and conditions of the Securities Purchase Agreement shall remain in place and shall not be altered, amended or changed in any manner whatsoever, except by any further amendment to the Securities Purchase Agreement made in accordance with the terms of the Securities Purchase Agreement, as amended by this Agreement.

Section 3.02 Counterparts. This Agreement may be executed in any number of counterparts, each of which counterparts shall be an original, but all of which together shall constitute one instrument.

Section 3.03 Amendments. This Agreement may not be modified or amended except in accordance with the terms of the Securities Purchase Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the Company and the Purchaser shall have caused this Agreement to be executed and delivered by its respective duly authorized officer as of the date hereof.

SOW GOOD INC.

By:	/s/ Claudia Goldfarb
Name:	Claudia Goldfarb
Title:	Chief Operating Officer

DAVID LAZAR

By:	/s/ David Lazar
Name:	David Lazar
Title:	Purchaser

ANNEX A

CERTIFICATE OF DESIGNATIONS, PREFERENCES

AND RIGHTS OF

SERIES AAA CONVERTIBLE REDEEMABLE PREFERRED STOCK

OF

SOW GOOD INC.

(Pursuant to Section 151 of the

Delaware General Corporation Law)

SOW GOOD INC., a Delaware corporation (the “Corporation”), in accordance with the provisions of Section 103 of the Delaware General Corporation Law (the “DGCL”) does hereby certify that, in accordance with Sections 151 of the DGCL, the following resolution was duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) on February 13, 2026:

RESOLVED, pursuant to authority expressly set forth in the Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), the issuance of a series of Preferred Stock, par value $0.001 per share (the “Preferred Stock”) designated as the Series AAA Convertible Redeemable Preferred Stock, par value $0.001 per share, of the Corporation is hereby authorized and the number of shares, powers, designations, preferences and relative, participating, optional or other special rights of, and the qualifications, limitations or restrictions upon, the Series AAA Convertible Redeemable Preferred Stock (in addition to any provisions set forth in the Certificate of Incorporation that are applicable to the Preferred Stock of all classes and series) are hereby fixed, and the Certificate of Designation, Preferences and Rights of Series AAA Convertible Redeemable Preferred Stock (“Certificate of Designations”) is hereby approved as follows:

SECTION 1 Designation of Amount.

(a) _______ shares of Preferred Stock shall be, and hereby are, designated the “Series AAA Convertible Redeemable Preferred Stock” (the “Series AAA Preferred Stock”), par value $0.001 per share.

(b) Subject to the requirements of the DGCL, the Certificate of Incorporation and this Certificate of Designations, the number of shares of Preferred Stock that are designated as Series AAA Preferred Stock may be increased or decreased by vote of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series AAA Preferred Stock to a number less than the number of such shares then outstanding. Any shares of Series AAA Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall, automatically and without further action, be retired and canceled promptly after the acquisition thereof, and shall become authorized but unissued shares of Preferred Stock and may not be reissued as shares of Series AAA Preferred Stock when the Corporation shall take such action as may be necessary to reduce the number of authorized shares of the Series AAA Preferred Stock and may be reissued as part of a new series of any class or series of Preferred Stock in accordance with the Certificate of Incorporation.

SECTION 2 Certain Definitions.

Unless the context otherwise requires, the terms defined in this Section 2 shall have, for all purposes of this resolution, the meanings specified (with terms defined in the singular having comparable meanings when used in the plural).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 6(c).

“Board of Directors” shall have the meaning set forth in the preamble to this Certificate of Designations.

“Business Day” shall mean any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

“Bylaws” shall mean the Amended and Restated By-Laws of the Corporation, as amended from time to time.

“Certificate of Incorporation” shall have the meaning set forth in the preamble to this Certificate of Designations.

“Common Stock” shall mean the common stock, par value $0.001 per share, of the Corporation.

“Conversion Notice” shall have the meaning set forth in Section 6(e).

“Conversion Price” shall mean $_____, subject to adjustment from time to time in accordance with Section 6(e).

“Conversion Time” shall have the meaning set forth in Section 6(e).

“Corporation” shall have the meaning set forth in the preamble to this Certificate of Designations.

“DGCL” shall have the meaning set forth in the preamble to this Certificate of Designations.

“Exchange Act” shall have the meaning set forth in Section 6(c).

“Holder” means any holder of Series AAA Preferred Stock, all of such holders being the “Holders.”

“Junior Securities” shall have the meaning set forth in Section 5(a).

“Parity Securities” shall have the meaning set forth in Section 5(a).

“Participating Dividends” shall have the meaning set forth in Section 4.

“Permitted Exchange” means any of The New York Stock Exchange, NYSE American, The Nasdaq Global Select Market, The Nasdaq Global Market, The Nasdaq Capital Market (or any of their respective successors).

“Person” shall mean any individual, partnership, company, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

“Preferred Stock” shall have the meaning set forth in the preamble to this Certificate of Designations.

“Redemption Price” means $200.00 per share of Series AAA Preferred Stock (subject to adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification, or other similar event with respect to the Series AAA Preferred Stock), plus any declared but unpaid dividends thereon.

“Requisite Holders” shall mean the holders of a majority of the then outstanding shares of Series AAA Preferred Stock.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series AA Preferred Stock” shall have the meaning set forth in Section 6(a).

“Series AAA Preferred Stock” shall have the meaning set forth in Section 1(a).

“Stated Value” shall mean the per share stated value for a share of Series AAA Preferred Stock of $____, subject to adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification, or other similar event with respect to the Series AAA Preferred Stock.

“Trading Day” means any day on which the Common Stock is listed or quoted and traded on the applicable Permitted Exchange, or, if the Common Stock is not then listed or quoted on a Permitted Exchange, any Business Day on which trading occurs in the Common Stock on the principal over-the-counter market on which the Common Stock is then traded, or, if the Common Stock is not publicly traded, any Business Day.

SECTION 3 Voting Rights.

(a) Non-Voting Stock. Until the Series AA Preferred Stock are convertible under Section 6 hereof, or except as otherwise provided by the DGCL, other applicable law or as provided in this Certificate of Designations, the holders of Series AAA Preferred Stock shall not be entitled to vote (or render written consents) on any matter submitted for a vote of (or written consents in lieu of a vote as permitted by the DGCL, the Certificate of Incorporation and the Bylaws) holders of Common Stock.

(b) Limited Voting Rights. So long as any shares of Series AAA Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval of the Requisite Holders:

a.	alter, repeal or change the powers, preferences or rights of the Series AAA Preferred Stock or alter or amend this Certificate of Designations so as to adversely affect the Series AAA Preferred Stock;

b.	supplement, amend, restate, repeal, or waive any provision of the Certificate of Incorporation or Bylaws, or file any certificate of amendment, certificate of designation, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series AAA Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation, recapitalization, reclassification, conversion or otherwise;

c.	increase or decrease (other than by conversion) the number of authorized shares of Series AAA Preferred Stock; or

d.	enter into any agreement with respect to any of the foregoing.

SECTION 4 Dividends.

If the Board of Directors shall declare a dividend or other distribution payable upon the then outstanding shares of Common Stock, whether in cash, in kind or in other securities or property (other than dividends payable in shares of Common Stock), the holders of the then outstanding shares of Series AAA Preferred Stock shall be entitled to the amount of dividends as would be payable in respect of the number of shares of Common Stock into which the shares of Series AAA Preferred Stock held by each holder thereof could be converted, without regard to any restrictions on conversion, in accordance with the provisions of Section 6 hereof, such number to be determined as of the record date for determination of holders of Common Stock entitled to receive such dividend or, if no such record date is established, as of the date of such dividend (“Participating Dividends”). Participating Dividends are payable at the same time as and when dividends on the Common Stock are paid to the holders of Common Stock.

SECTION 5 Liquidation Preference.

(a) Ranking. The Series AAA Preferred Stock shall rank (i) senior to all of the Common Stock; (ii) senior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any Series AAA Preferred Stock (“Junior Securities”); and (iii) on parity with any other class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series AAA Preferred Stock (“Parity Securities”), in each case, as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily (each, a “Dissolution”).

(b) Distribution to Series AAA Preferred Stock and Parity Securities. Upon a Dissolution, each Holder shall be entitled to receive, prior and in preference to any distributions of any of the assets or surplus funds of the Corporation to the holders of the Common Stock and Junior Securities and pari passu with any distribution to the holders of Parity Securities, an amount per share of Series AAA Preferred Stock held by such Holder equal to the greater of (i) the Stated Value, plus any dividends declared but unpaid on such share of Series AAA Preferred Stock, or (ii) such amount per share as would have been payable had all shares of Series AAA Preferred Stock been converted into Common Stock pursuant to Section 6 (without regard to any restrictions on conversion) immediately prior to such Dissolution. If, upon any such Dissolution, the assets of the Corporation shall be insufficient to pay the holders of shares of the Series AAA Preferred Stock the amount required under the preceding sentence, the holders of Series AAA Preferred Stock and the holders of shares of Parity Securities shall share in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares of Series AAA Preferred Stock and Parity Securities held by them upon such distribution if all amounts payable on or with respect to such shares of Series AAA Preferred Stock and Parity Securities were paid in full. For the avoidance of any doubt, but without limiting the foregoing, neither a change in control of the Corporation, the merger or consolidation of the Corporation with or into any other entity, nor the sale, lease, exchange or other disposition of all or substantially all of the Corporation’s assets shall, in and of itself, be deemed to constitute a Dissolution.

SECTION 6 Conversion Rights.

(a) General. Subject to and upon compliance with the provisions of this Section 6 and subject to the Corporation’s stockholders approving each of (A) an increase in the number of authorized shares of Common Stock to enable the Corporation to issue all of the shares of Common Stock that are issuable upon the conversion of the Series AAA Preferred Stock and any Series AA Preferred Stock, par value $0.001 per share (the “Series AA Preferred Stock”), that is issued and outstanding and (B) the conversion of the Series AAA Preferred Stock and any Series AA Preferred Stock that is issued and outstanding into shares of Common Stock in accordance with the listing rules of the Nasdaq Stock Market (the “Stockholder Approvals”), and subject to the Corporation filing an amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Charter Amendment”) evidencing such stockholder approval, each Holder shall be entitled, at its option, at any time and from time to time after the Stockholder Approvals and the filing of the Charter Amendment, to convert all or any such shares of Series AAA Preferred Stock into the number of fully paid and nonassessable shares of Common Stock equal to the number obtained by dividing (i) the Stated Value of such Series AAA Preferred Stock by (ii) the Conversion Price in effect at the Conversion Time (determined as provided in this Section 6).

(b) Fractions of Shares. Fractional shares of Common Stock may not be issued in connection with any conversion of the Series AAA Preferred Stock. As to any fraction of a share which a Holder would otherwise be entitled to receive upon such conversion, the Corporation shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price.

(c) Limitation on Conversion. Notwithstanding Section 6(a), the Corporation shall not effect, and no Holder shall have the right to effect, any conversion of Series AAA Preferred Stock to the extent that, after giving effect to such conversion, such Holder (together with any Affiliate thereof and any other Person acting as a group together with such Holder or any of such Holder’s Affiliates) would beneficially own in excess of held thereby to the extent that after giving effect to such conversion, such Holder, together with any affiliate thereof and any other person or entity acting as a group together with such Holder or any of such Holder’s affiliates, would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series AAA Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted Series AAA Preferred Stock then held by the given Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the given Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 6(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, and the rules promulgated thereunder. Upon the written or oral request of a Holder, the Corporation shall within three Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. Since a Holder will not be obligated to report to the Corporation the number of shares of Common Stock it may hold at the time of a conversion hereunder, the Holder shall have the obligation and responsibility to determine whether the restriction contained in this Section 6(c) will limit any particular conversion hereunder. If a Holder has delivered a Conversion Notice that, without regard to any other shares that the Holder or its Affiliates may beneficially own, would result in the issuance in excess of the Beneficial Ownership Limitation, the Corporation shall notify the Holder of this fact and shall honor the conversion for the maximum number of shares of Series AAA Preferred Stock permitted to be converted on such conversion date in accordance with Section 6(a) and, any shares of Series AAA Preferred Stock tendered for conversion in excess of the Beneficial Ownership Limitation shall remain outstanding. The limitations contained in this Section 6(c) shall apply to a successor holder of any shares of Series AAA Preferred Stock. Notwithstanding the foregoing, the Board of Directors may waive or increase the Beneficial Ownership Limitation with respect to any Holder at any time, in its sole discretion.

(d) Adjustments to Conversion Price.

(i) Upon Subdivisions. If, at any time after the date the first share of Series AAA Preferred Stock was issued, the number of shares of Common Stock outstanding is increased by a subdivision of shares of Common Stock, then, following the record date for the determination of holders of Common Stock affected by such subdivision, the Conversion Price in effect immediately before such subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of Series AAA Preferred Stock shall be increased in proportion to such increase in outstanding shares of Common Stock.

(ii) Upon Combinations. If, at any time after the date the first share of Series AAA Preferred Stock was issued, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, following the record date to determine shares affected by such combination, the Conversion Price in effect immediately before such combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of Series AAA Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

(iii) Stock Dividends. If, at any time after the date the first share of Series AAA Preferred Stock was issued, the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction: (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution. Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 6(d)(iii) as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the holders of Series AAA Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series AAA Preferred Stock had been converted into Common Stock on the date of such event.

(iv) Reorganization, Reclassification, Merger or Consolidation. If at any time or from time to time there shall be a reorganization, recapitalization, reclassification, merger or consolidation involving the Corporation in which the Common Stock is converted into or exchanged for securities, cash or property (other than a subdivision or combination provided for elsewhere in this Section 6), then, as a part of such reorganization, recapitalization, reclassification, merger, or consolidation, provision shall be made so that holders of Series AAA Preferred Stock shall thereafter be entitled to receive upon conversion of the Series AAA Preferred Stock, the kind and amount of shares of stock, cash or other property to which such holder would have been entitled if such holder had converted its shares of Series AAA Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of the Series AAA Preferred Stock after the reorganization, recapitalization, reclassification, merger or consolidation, to the end that the provisions of this Section 6 (including provisions with respect to changes in and other adjustments of the Conversion Price then in effect for the Series AAA Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

(e) Exercise of Conversion Privilege. In order to exercise the conversion privilege, the holder of any share of Series AAA Preferred Stock shall, (i) provide written notice in the form attached hereto as Annex A (a “Conversion Notice”) to the Corporation at any office or agency of the Corporation maintained for such purpose, that the Holder elects to convert all such shares of Series AAA Preferred Stock or, if less than the entire amount thereof is to be converted, the portion thereof to be converted and (ii) if such Holder’s shares are certificated, surrender the certificate evidencing such shares of Series AAA Preferred Stock, duly endorsed or assigned to the Corporation in blank, at such office or agency. The Conversion Notice shall state such Holder’s name or the names of the nominees in which such Holder wishes the shares of Common Stock to be issued. Series AAA Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the date of surrender of such shares of Series AAA Preferred Stock for conversion in accordance with the foregoing provisions or such later time as specified in the Conversion Notice (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such Conversion Time. As promptly as practicable on or after the Conversion Time, the Corporation shall (i) issue and shall deliver a certificate or certificates for the number of full shares of Common Stock issuable upon conversion (or a notice of such issuance if uncertificated shares are issued) and (ii) pay all declared but unpaid dividends on the shares of Series AAA Preferred Stock converted. In the case of any certificate evidencing shares of Series AAA Preferred Stock that is converted in part only, upon such conversion the Corporation shall also execute and deliver a new certificate evidencing the number of shares of Series AAA Preferred Stock that are not converted (or a notice of such issuance if uncertificated shares are issued).

(f) Notice of Adjustment of Conversion Price. Whenever the provisions of Section 6(d) require that the Conversion Price be adjusted as herein provided, the Corporation shall compute the adjusted Conversion Price in accordance with Section 6(d) and shall prepare a certificate signed by the Corporation’s principal executive officer or principal financial officer setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for such purpose for conversion of shares of Series AAA Preferred Stock and mailed by the Corporation at its expense to all holders of Series AAA Preferred Stock at their last addresses as they shall appear in the stock register.

(g) Corporation to Reserve Common Stock. Following the receipt of Stockholder Approval and the filing of the Charter Amendment, the Corporation shall at all times reserve and keep available, free from preemptive rights, out of the authorized but unissued Common Stock or out of the Common Stock held in treasury, for the purpose of effecting the conversion of Series AAA Preferred Stock, the full number of shares of Common Stock issuable upon the conversion of all outstanding shares of Series AAA Preferred Stock. Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Series AAA Preferred Stock, the Corporation will take any corporate action that, in the opinion of its counsel, is necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

(h) Taxes on Conversions. The Corporation will pay any and all original issuance, transfer, stamp and other similar taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Series AAA Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of the share(s) of Series AAA Preferred Stock to be converted (nor shall the Corporation be responsible for any other taxes payable by the holders of the Series AAA Preferred Stock), and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

SECTION 7 Redemption and Retraction.

(a) Optional Redemption by the Corporation. Subject to Section 160 of the DGCL and to the extent of legally available funds therefor, the Corporation may, at any time, redeem all or any portion of the outstanding shares of Series AAA Preferred Stock at the Redemption Price, upon not less than ten (10) Business Days’ prior written notice to the Holders.

(b) Holder Retraction Right. Subject to Section 160 of the DGCL, at any time on or after the issuance date of the Series AAA Preferred Stock, any Holder may require the Corporation to redeem all or any portion of such Holder’s shares of Series AAA Preferred Stock at the Redemption Price by delivering written notice to the Corporation.

(c) Payment Mechanics. The Redemption Price shall be payable in cash; provided that the Holder may elect, to the extent permitted by the DGCL and applicable stock exchange rules, to satisfy the Redemption Price in shares of Common Stock valued at the volume-weighted average price over the sixty (60) Trading Days immediately preceding the redemption date.

(d) Effect of Redemption. Upon payment of the Redemption Price, the shares redeemed shall be cancelled, retired and shall not be reissued.

SECTION 8 Waiver. Notwithstanding anything to the contrary herein, any provisions of this Certificate of Designations may be waived on behalf of all of the holders of Series AAA Preferred Stock by the affirmative written consent or vote of the Requisite Holders.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations, Preferences and Rights to be duly executed by its Chief ________ Officer, this ___ day of January, 2026.

By:
Name:
	Title:	Chief ______ Officer

[Annex A (Conversion Notice) to Certificate of Designations, Preferences and Rights of Series AAA Convertible

Redeemable Preferred Stock of Sow Good Inc.]

ANNEX A

CONVERSION NOTICE

(To be Executed by the Registered Holder in order to
Convert Shares of Preferred Stock)

The undersigned being the Holder of Sow Good Inc., a Delaware corporation (the “Corporation”) Series AAA Convertible Redeemable Preferred Stock (the “Series AAA Preferred Stock”) hereby elects to convert the number of shares of Series AAA Preferred Stock indicated below into shares of common stock, par value $0.001 per share (the “Common Stock”), of Sow Good Inc., according to the conditions as set forth in the Certificate of Designations, Preferences and Rights of Series AAA Convertible Redeemable Preferred Stock (the “Certificate of Designations”), as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned holder will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in accordance with the Securities Purchase Agreement, dated December 31, 2025. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion:

Number of shares of Preferred Stock owned prior to Conversion:

Number of shares of Preferred Stock to be Converted:

Stated Value of shares of Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued:

Applicable Conversion Price:

Number of shares of Preferred Stock subsequent to Conversion:

Address for Delivery:

or

DWAC Instructions:

Broker no:	______________________________

Account no:	______________________________

[HOLDER]

By:
Name:
Title:

[Annex A (Conversion Notice) to Certificate of Designations, Preferences and Rights of
Series AAA Convertible Redeemable Preferred Stock of Sow Good Inc.]

Annex A-1